UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

KALA BIO, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2025, KALA BIO, Inc. (the “Company”) appointed Todd Bazemore as the Chief Executive Officer of the Company, effective immediately (the “Effective Date”). As of the Effective Date, Mr. Bazemore also continued to serve as President of the Company and ceased serving as Chief Operating Officer of the Company. Effective as of the Effective Date, Mr. Bazemore was also elected as a Class II director to serve on the Board of Directors of the Company (the “Board”) until the Company’s 2025 Annual Meeting of Stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

Mr. Bazemore, age 55, has served as the Company’s interim Chief Executive Officer since February 2025, as the Company’s President since December 2021 and as the Company’s Chief Operating Officer since November 2017. Previously, he served as Executive Vice President and Chief Operating Officer of Santhera Pharmaceuticals (USA) Inc. (“Santhera”), a pharmaceutical company and subsidiary of Santhera Pharmaceuticals Holdings AG, from September 2016 until November 2017. Prior to joining Santhera, Mr. Bazemore served as Executive Vice President and Chief Commercial Officer of Dyax Corp. (“Dyax”), a biopharmaceutical company focused on orphan diseases, between April 2014 and January 2016, when Dyax was acquired by Shire plc. At Dyax, Mr. Bazemore oversaw all aspects of Dyax’s commercial department including sales, marketing, commercial analytics, market access and patient services. Between April 2012 and September 2013, he served as Vice President, Managed Markets at Sunovion Pharmaceuticals, Inc. (“Sunovion”) (a subsidiary of Dainippon Sumitomo Pharma Co. Ltd.), a global biopharmaceutical company focused on serious medical conditions. Prior to that, Mr. Bazemore held several roles of increasing responsibility at Sunovion, including Vice President of Sales and Vice President of Respiratory Business Unit. Since October 2020, Mr. Bazemore has served on the board of directors of Pulmatrix Inc., a clinical stage publicly traded biopharmaceutical company. He received his Bachelor of Science from the University of Massachusetts, Lowell.

On the Effective Date, the Company entered into a second amendment (the “Offer Letter Amendment”) to Mr. Bazemore’s existing offer letter with the Company, dated November 6, 2017, which was previously amended on March 11, 2019 (as amended, the “Existing Offer Letter”), governing the terms of Mr. Bazemore’s employment as Chief Executive Officer. Pursuant to the Offer Letter Amendment, Mr. Bazemore will be paid an annualized base salary of $655,000, effective as of the Effective Date, and will be eligible to receive an annual incentive bonus at a target amount of 60.0% of his annualized base salary for each fiscal year, as determined by the Board in its sole discretion. The Offer Letter Amendment also adjusts the severance benefits that Mr. Bazemore would be entitled to receive in the event his employment is terminated by the Company without Cause or by him for Good Reason (each as defined in the Existing Offer Letter as amended by the Offer Letter Amendment) within a twenty-four month period following a Change of Control (as defined in the Existing Offer Letter as amended by the Offer Letter Amendment). In such event, Mr. Bazemore will be entitled to receive, subject to his execution and nonrevocation of a release of claims in the Company’s favor, a lump sum payment in an amount equal to (i) 24 months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination, based upon performance against Company but not individual objectives and (iv) an amount equal to 200% of his target bonus for the year of termination. In addition, Mr. Bazemore is entitled to 24 months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the 24-month period. The Offer Letter Amendment did not modify the terms of Mr. Bazemore’s non-Change of Control severance benefits or his right to the acceleration of vesting of certain equity awards in connection with specified termination events under the Existing Offer Letter and such terms remain in effect.

In addition, effective as of the Effective Date, the Board granted to Mr. Bazemore a stock option (the “Option”) to purchase up to 180,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an exercise price per share equal to the closing price of the Common Stock on the Nasdaq Capital Market on the Effective Date. The Option was granted under the Company’s Amended and Restated 2017 Equity Incentive Plan and is scheduled to vest over four years, with 1/48th of the shares underlying the Option vesting at the end of each successive one month period following the Effective Date, subject Mr. Bazemore’s continued service.

There is no arrangement or understanding between Mr. Bazemore and any other person pursuant to which Mr. Bazemore was appointed as the Chief Executive Officer and director of the Company. Mr. Bazemore does not have a family relationship with any of the Company’s officers or directors and has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter Amendment does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Offer Letter, dated August 29, 2025, between the Company and Todd Bazemore
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA BIO, INC.

Date: September 2, 2025	By:	/s/ Mary Reumuth
Mary Reumuth
Chief Financial Officer and Corporate Secretary